UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500
Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 12, 2009, CBIZ, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1. A transcript of CBIZ’s earnings conference call held on February 12, 2009 is furnished herewith as Exhibit 99.2. The exhibits contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
In connection with the 2009 adoption of FSP APB 14-1, the Company commented that they would begin to provide “Cash EPS” to assist with the year-over-year comparison of operating results. The Company stated that diluted Cash EPS from continuing operations for the year ended December 31, 2008 was $0.87. A reconciliation of GAAP EPS to Cash EPS is provided in the table below (in thousands, except per share data):

GAAP income from continuing operations	$33,344

Depreciation and amortization	15,111
Stock-based compensation	3,740
Non-cash asset impairment charges	2,251
Amortization of debt issuance costs and other non-cash items	795

Cash earnings from continuing operations	55,241
Non-recurring gain on sale of investment, net of tax	(501)

Cash earnings excluding non-recurring gain	$54,740

Diluted weighted average common shares outstanding	62,572

GAAP earnings per diluted share — continuing operations	$0.53

Cash earnings per diluted share — continuing operations, excluding non-recurring gain	$0.87

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of CBIZ, Inc. dated February 12, 2009, announcing its financial results for the fourth quarter and year ended December 31, 2008.

99.2	Transcript of earnings conference call held on February 12, 2009, discussing CBIZ’s financial results for the fourth quarter and year ended December 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2009	CBIZ, INC.
	By:	/s/ Ware H. Grove
		Name:	Ware H. Grove
		Title:	Chief Financial Officer